Pritchett, Siler & Hardy, PC

Certified Public Accountants

Exhibit 16.1

February 26, 2018

Securities and Exchange Commission

Office of the Chief Accountant

100 F. Street, NE

Washington, DC 20549 - 7561

Re: B4MC Gold Mines, Inc.

Commission File No. 003-17773-NY

We have read the statements that B4MC Gold Mines, Inc. included under Item 4.01 of the Form 8-K report dated February 26, 2018, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/Pritchett, Siler & Hardy, PC

Pritchett, Siler & Hardy, PC

Salt Lake City, UT

515 S 400 E, Ste 100, Salt Lake City, UT 84111   P 801-328-2727  F 801-328-1123